SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005

Alcan Inc.
(Exact name of Registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

1-3677	Inapplicable
Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2
(Address of principal executive offices, including postal code)

(514) 848-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 29, 2005, Alcan Inc. (the "Company") entered into new Change of Control Agreements with three of the Named Executive Officers in the Alcan Proxy Circular for the Annual Meeting of Shareholders of April 28, 2005: Mr. Travis Engen, Mr. Richard B. Evans and Mrs. Cynthia Carroll.  The agreements replace previous similar agreements that had expired. The Change of Control Agreements are incorporated by reference herein as Exhibits 10.1, 10.2 and 10.3.  The terms of Change of Control Agreements become effective upon the occurrence of two events: (1) a change of control of the Company, and (2) the termination of the Executive Officer's employment with the Company either by the Company without cause or by the Executive Officer himself for defined reasons.  In such cases, the Executive Officer will be entitled, depending on the individual in question, to an amount equal to either 24 or 36 months of their base salary and the executive performance award at the guideline amount and other applicable incentive plan guideline amounts.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits

10.1    Change of Control Agreement between Alcan Inc. and Travis Engen.

10.2    Change of Control Agreement between Alcan Inc. and Richard B. Evans.

10.3    Change of Control Agreement between Alcan Inc. and Cynthia Carroll.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCAN INC.

BY:	/s/ Roy Millington
Roy Millington
Corporate Secretary

Date: July 29, 2005

EXHIBIT INDEX

Exhibit

Number                                                                                      Description

10.1                                                    Change of Control Agreement between Alcan Inc. and Travis Engen.

10.2                                                    Change of Control Agreement between Alcan Inc. and Richard B. Evans.

10.3                                                    Change of Control Agreement between Alcan Inc. and Cynthia Carroll.